Exhibit 1.1

102,140,000 Class A Ordinary Shares

PHOENIX NEW MEDIA LIMITED

CLASS A ORDINARY SHARES, PAR VALUE $0.01 PER SHARE
in the form of American Depositary Shares

UNDERWRITING AGREEMENT

May   , 2011

May   , 2011

Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London E14 4QA

United Kingdom

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

United States

Macquarie Capital (USA) Inc.

125 West 55th Street

New York, New York 10019

United States

As Representatives of the Several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Phoenix New Media Limited, an exempted limited liability company incorporated under the laws of the Cayman Islands (the “Company”) and the other persons listed in Schedule II hereto (the “Selling Shareholders”) confirm their respective agreements with the Underwriters named in Schedule I hereto (the “Underwriters”), for whom Morgan Stanley & Co. International plc, Deutsche Bank Securities Inc. and Macquarie Capital (USA) Inc. are acting as representatives (the “Representatives”), with respect to the sale to the several Underwriters of an aggregate of 12,767,500 American Depositary Shares (the “ADSs”) of the Company (the “Firm Securities”), each ADS representing eight of the Company’s Class A Ordinary Shares, par value US$0.01 per ordinary share  (the “Class A Ordinary Shares”), of which 11,500,000 ADSs are to be issued and sold by the Company and 1,267,500 ADSs are to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule II hereto.

The Company also proposes to issue and sell to the several Underwriters not more than an additional 1,915,125 ADSs (the “Additional Securities”), if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Securities granted to the Underwriters in Section 3 hereof.  The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers.” The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Securities.” The Class A Ordinary Shares represented by the Firm Securities are herein referred to as the “Firm Shares,” the  Class A Ordinary Shares represented by the Additional Securities are herein referred to as the “Additional Shares” and the Firm Shares and the Additional Shares are herein referred to as the “Shares.”  Unless the context otherwise requires, each reference to the Firm Securities, the Additional Securities or the Securities herein also includes the underlying Class A Ordinary Shares, and reference to the Ordinary Shares herein consists of Class A Ordinary Shares and Class B ordinary shares, with a par value of US$0.01 per ordinary share.

As part of the offering contemplated by this Agreement, Morgan Stanley & Co. International plc (the “Designated Underwriter”) has agreed to reserve up to 766,050 of the Firm Securities to be purchased by it under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus (as defined below) under the heading “Underwriting” (the “Directed Share Program”), subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. The Firm Securities to be sold by the Designated Underwriter and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares.” Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (No. 333-173666), including a prospectus, relating to the Shares and a registration statement on Form F-6 (No. 333-173736) relating to the ADSs.  The registration statement on Form F-1 as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” The registration statement on Form F-6, as amended at the time it becomes effective, is hereinafter referred to as the “ADS Registration Statement.” If the Company has filed abbreviated registration statements to register additional Ordinary Shares and additional ADSs pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the terms “Registration Statement” and “ADS Registration Statement” shall be deemed to include the corresponding Rule 462 Registration Statement.

For purposes of this Agreement, “preliminary prospectus” means each prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “General Disclosure Package” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “General Disclosure Package” and “Prospectus” shall include the documents, if any, incorporated by reference therein. “Applicable Time” means [  ] [a.m./p.m.], New York City time on the date of this Agreement or such other time as agreed by the Company and the Representatives.

The ADSs purchased by the Underwriters are to be issued pursuant to a deposit agreement dated as of May   , 2011 (the “Deposit Agreement”), among the Company, Deutsche Bank Trust Company Americas, as depositary (the “Depositary”), and the holders and beneficial owners from time to time of the ADSs. The ADSs may be evidenced by American Depositary Receipts (“ADRs”).

1.             (A) Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)             The Registration Statement and the ADS Registration Statement have each become effective; no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b)             (i) Each of the Registration Statement and the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the ADS Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the General Disclosure Package does not, and at the Applicable Time and at the Closing Date (as defined in Section 5), the General Disclosure Package, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the General Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus as of its date and at the Closing Date (as defined in Section 5) does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the General Disclosure Package or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, which information is limited to the information set forth in Section 11(h).

(c)             Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(d)             The Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) in connection with the offering for purposes of Rules 164 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any free writing prospectus.

(e)             The Company has been duly incorporated, is validly existing as an exempted limited liability company in good standing under the laws of the Cayman Islands, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, General Disclosure Package and Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, the earnings, business or operations, or on the business prospects of the Company and its subsidiaries and variable interest entities (collectively, the “Group Companies,” and each, a “Group Company”), taken as a whole (a “Material Adverse Effect”). The memorandum and articles of association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect.

(f)              Other than the subsidiaries (“Subsidiaries”), the variable interest entities (“VIEs”) and Beijing Tianying Chuangzhi Advertising Co., Ltd. (“Tianying Chuangzhi”) identified on Schedule IV, the Company has no other direct or indirect subsidiaries or any other company over which it has direct or indirect effective control.

(i)  Each Subsidiary has been duly established or incorporated, as applicable, and, except for PHOENIXi Investment Limited, PHOENXi Inc. and Guofeng On-line (Beijing) Information Technology Co., Ltd., each of which is in the process of liquidation, (i) is validly existing or, if applicable, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, General Disclosure Package and Prospectus, and (iii) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The business license of Fenghuang On-Line (Beijing) Information Technology Co., Ltd. is in full force and effect. All of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are owned directly or indirectly by the Company, are fully paid and non-assessable and are free and clear of all liens, encumbrances, equities or claims (each a “Lien”). None of the outstanding shares of capital stock or equity interest in any Subsidiary was issued in violation of preemptive or similar rights of any securityholder of such Subsidiary. The memorandum and articles of association or other constitutive or organizational documents of each Subsidiary comply with the requirements of applicable law in their respective jurisdictions of incorporation and are in full force and effect.

(ii)  Each of the VIEs and Tianying Chuangzhi has been duly incorporated or organized and is validly existing in good standing under the laws of People’s Republic of China (“PRC”), has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, General Disclosure Package and Prospectus except  as therein disclosed, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect, and its business license is in full force and effect. The memorandum and articles of association and other constitutive documents of each of the VIEs comply with the requirements of applicable PRC law and are in full force and effect. Except as described in the Registration Statement, General Disclosure Package and Prospectus, all of the registered capital of or equity interests in each of the VIEs and Tianying Chuangzhi have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by Yinxia Liu and Yansheng He, or Haiyan Qiao and Ximin Gao, as the case may be, in the amount set forth in the Registration Statement, General Disclosure Package and Prospectus, and, except as described in the Registration Statement, General Disclosure Package and Prospectus, are free and clear of any Lien. Each of Yinxia Liu, Yansheng He, Haiyan Qiao and Ximin Gao is a citizen of the PRC, and no application is pending in any other jurisdiction by him or her or on his or her behalf for naturalization or citizenship.

(g)             None of the Group Companies is (i) in violation of any laws and regulations of the PRC, the Cayman Islands or any other jurisdiction, except for such violation that would not have a Material Adverse Effect; (ii) in violation of its respective memorandum and articles of association or its other constitutive documents; or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any Group Company is a party or by which any of them may be bound, or to which any of the properties or assets of any Group Company is subject, except for such defaults that would not have a Material Adverse Effect; (iv) none of the businesses, activities, agreements or commitments of any Group Company, current or past, is or was unauthorized, except as otherwise disclosed in the Registration Statement, the General Disclosure Package or the Prospectus; and (v) none of the businesses, activities, agreements or commitments of any Group Company, current or past, exceeds or has exceeded the business scope of its respective business license, as applicable.

(h)             The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(i)              The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, General Disclosure Package and the Prospectus.

(j)              The Ordinary Shares (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(k)             The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(l)              The Deposit Agreement has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Depositary, is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(m)            The ADSs, when issued by the Depositary against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized and validly issued and the persons in whose names such ADSs are registered will be entitled to the rights of registered holders of ADSs specified therein and in the Deposit Agreement.

(n)             The terms of the Deposit Agreement and the ADSs conform in all material respects as to legal matters to the description thereof contained in the Registration Statement, General Disclosure Package and the Prospectus.

(o)             The ADSs to be sold by the Company, when issued and delivered against payment therefor in accordance with this Agreement, will be freely transferable by the Company to or for the account of the several Underwriters and the initial purchasers thereof; and, except as disclosed in the Registration Statement, General Disclosure Package and the Prospectus, there are no restrictions on subsequent transfers of such ADSs under the laws of the Cayman Islands, the PRC or the United States.

(p)             None of the Group Companies has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(q)             Except as described in the Registration Statement, General Disclosure Package and Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans, restricted share and restricted share unit plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(r)              Except as disclosed in the Registration Statement, General Disclosure Package and Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

(s)             Except as disclosed in the Registration Statement, General Disclosure Package and Prospectus, there are (i) no outstanding securities issued by the Company convertible into, or exchangeable for, rights, warrants or options to acquire from the Company, or obligations of the Company to issue, Ordinary Shares or any of the capital stock of the Company, and (ii) no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or direct interest in any of the Company’s Subsidiaries and VIEs.

(t)              The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not (i) violate or conflict with any provision of applicable law, (ii) contravene the business licenses, as applicable, or the memorandum and articles of association, the certificate of incorporation, bylaws or other constitutive documents of the Company or any other Group Company, (iii) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any other Group Company is a party or by which it is bound or to which any of its property or assets is subject, or (iv) contravene, conflict with, or result in a breach or violation of, or constitute a default under, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any other Group Company; except, with respect to (i), (ii) and (iv) above, any such violation, conflict, breach or contravention that would not result in a Material Adverse Effect; and no consent, approval, authorization or order of, or qualification with, any court or governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Deposit Agreement, except such as may be required by the securities or Blue Sky laws of the various states of the United States and rules in connection with the offer and sale of the Securities and except for the approval of the Stock Exchange of Hong Kong Limited for the proposed spin-off, which has been obtained by Phoenix Satellite Television Holdings Limited (“Phoenix TV”).

(u)             There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Group Companies, taken as a whole, from that set forth in the General Disclosure Package.

(v)             Since the date of the latest audited financial statements included in the Registration Statement, General Disclosure Package and Prospectus, none of the Group Companies has: (i) entered into or assumed any contract, (ii) incurred or agreed to incur any liability (including any contingent liability) or other obligation, (iii) acquired or disposed of or agreed to acquire or dispose of any business or any other asset or (iv) assumed or acquired or agreed to assume or acquire any liabilities (including contingent liabilities) that would, in the case of any of clauses (i) through (iv) above, be material to the Group Companies taken as a whole, and that are not otherwise described in the General Disclosure Package.

(w)            Subsequent to the respective dates as of which information is given in each of the Registration Statement, the General Disclosure Package and the Prospectus, (i) none of the Group Companies has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) except for PHOENIXi Investment Limited, PHOENXi Inc. and Guofeng On-line (Beijing) Information Technology Co., Ltd., each of which is in the process of liquidation, there has not been any material change in the capital stock, short-term debt or long-term debt of any Group Company.

(x)             Each Group Company has good and marketable title to all real and personal property owned by it which is material to the business of the Group Companies, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, General Disclosure Package and Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Group Companies; and any real property and buildings held under lease by each Group Company is held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Group Companies.

(y)             Each Group Company owns or possesses, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, domain names and trade names currently employed by it in connection with the business now operated by it (“Intellectual Property”), or can acquire on reasonable terms the rights to use the Intellectual Property. The application for the transfer of the “ifeng” trademarks has been duly authorized and executed by each of Beijing Tianying Jiuzhou Network Technology Co., Ltd. (“Tianying Jiuzhou”) and Phoenix Satellite Television Trademark Limited; and Tianying Jiuzhou has filed such application with the PRC Trademark Office for the transfer and registration of the “ifeng” trademarks. None of the Group Companies has received any notice of infringement of or conflict with asserted rights of others with respect to any of the Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. The operations of any Group Company that are material to the business of any Group Company or are otherwise referenced in the Registration Statement, General Disclosure Package and Prospectus do not violate or conflict with any intellectual property or proprietary right of any third person.

(z)             (i) Except as described in the Registration Statement, General Disclosure Package and Prospectus, each Group Company possesses all necessary licenses, consents, certificates, authorizations, sanctions, permissions, declarations, approvals, orders, registrations, clearances, permits, reports to and filings, with any court (whether at the national or local level) or issued by the appropriate domestic or foreign governmental agency or body or any stock exchange authority or any other regulatory body having jurisdiction over each Group Company and its assets and properties, for each Group Company to conduct its businesses as currently conducted; (ii) except as described in the

Registration Statement, General Disclosure Package and Prospectus, each of the Group Companies is in compliance in all material respects with the terms and conditions of all such licenses, consents, certificates, authorizations, approvals, orders and permits and all of such licenses, consents, certificates, authorizations, approvals, orders and permits are valid and in full force and effect; (iii) none of such licenses, consents, certificates, authorizations, approvals, orders and permits contains any materially burdensome restrictions or conditions not described in the Registration Statement, General Disclosure Package and Prospectus; (iv) none of the Group Companies has received any notice of proceedings relating to the revocation or modification of any such license, consent, certificate, authorization, approval, order or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; (v) none of the Group Companies has any reason to believe that any such license, consent, certificate, authorization, approval, order or permit will not be renewed in the ordinary course.

(aa)           None of the Group Companies has received any notice of warning or been subject to penalties or other disciplinary actions from the relevant governmental authorities relating to the lack of licenses, consents, certificates or permits, including without limitation the Internet Audio/Video Program Transmission License and the Internet News License, as disclosed in the Registration Statement, General Disclosure Package and Prospectus, and each of the Group Companies will use its best efforts to obtain such licenses, consents, certificates or permits to ensure compliance with the applicable PRC laws and regulations.

(bb)          All related party transactions required to be disclosed under the Securities Act and the applicable rules and regulations of the Commission thereunder are disclosed in the Registration Statement, General Disclosure Package and Prospectus under the headed “Related Party Transactions,” and such disclosure is true and accurate in all material respects.

(cc)           (i) The description of each of the exclusive technical licensing and service agreements, voting right entrustment agreements, exclusive equity option agreements, loan agreements and equity pledge agreements (each as defined in the Registration Statement, General Disclosure Package and Prospectus) (collectively, the “VIE Agreements”) in the Registration Statement, General Disclosure Package and the Prospectus under the caption “Our History and Corporate Structure” is true and correct in all material respects, and all material agreements relating to the Company’s corporate structure have been so disclosed.  Each VIE Agreement has been duly authorized, executed and delivered by the relevant parties of such agreement, is in full force and effect, and constitutes a valid and binding obligation of such parties, enforceable against such parties in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability.  No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance by the Group Companies of, and compliance by Group Companies with, the provisions of each of the VIE Agreements, except such as shall have been obtained or waived.

(ii)  The execution and delivery by each of Fenghuang On-Line (Beijing) Information Technology Co., Ltd. (“Fenghuang On-Line”), the VIEs and the shareholders of each VIE of, and the performance by each of Fenghuang On-Line, the VIEs and the shareholders of each VIE of their respective obligations under, each of the VIE Agreements and the consummation by each of Fenghuang On-Line, the VIEs and the shareholders of each VIE of the transactions contemplated therein did not, do not and will not: (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the Company, Fenghuang On-Line, the VIEs and the shareholders of each VIE, as the case may be, are a party or by which the Company, each of Fenghuang On-Line, the VIEs and the shareholders of each VIE are bound or to which any of the properties or assets of the Company, each of Fenghuang On-Line, the VIEs and the shareholders of each VIE are subject; (ii) result in any violation of the provisions of the constitutive documents or business licenses of the Company or any of Fenghuang On-Line and the VIEs, as the case may be; or (iii) result in any violation of any applicable PRC laws, regulations, statutes, rules, notices or supreme court judicial interpretations currently in force and available to the public as of the date of this Agreement, except, in the case of clause (i), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(iii)  Each of the VIE Agreements is in proper legal form under the laws of the PRC for the enforcement thereof against either Fenghuang On-Line, the VIEs or the shareholders of each VIE, as the case may be, in the PRC without further action by Fenghuang On-Line, the VIEs or the shareholders of each VIE, as the case may be; and to ensure the legality, validity, enforceability or admissibility in evidence of each of the VIE Agreements in the PRC, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC or that any stamp or similar tax be paid on or in respect of any of the VIE Agreements other than those already filed, recorded or paid.

(iv)  The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of each of the VIEs, through, among other things, its rights to direct the shareholders of each of the VIEs as to the exercise of their voting rights.

(dd)       Each of the Content, Branding, Promotion and Technology Cooperation Agreement, the Content License Agreements, the Trademark License Agreements and the Domain Name License Agreement (the “License Agreements”) to which Fenghuang On-Line or either of the VIEs is a party has been duly authorized, executed and delivered by Fenghuang On-Line or the VIE, as the case may be, is in full force and effect, and constitutes valid and binding obligations of Fenghuang On-Line or the VIE, as the case may be, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability.

(ee)        Except as described in the Registration Statement, General Disclosure Package and Prospectus and except for PHOENIXi Investment Limited, PHOENXi Inc. and Guofeng On-line (Beijing) Information Technology Co., Ltd., each of which is in the process of liquidation, (i) none of the Company’s Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends or making any other distribution on such Subsidiary’s equity interest, repaying to the Company any loan, making advances to the Company, or transferring any of its property or assets to the Company or any other Subsidiaries of the Company; (ii) all dividends and other distributions declared and payable upon the equity interests in the Company’s Subsidiaries may be converted into foreign currency that may be freely transferred out of the PRC or its jurisdiction of incorporation; and (iii) all such dividends and other distributions are not and will not be subject to withholding or other taxes under the laws and regulations of its jurisdiction of incorporation and otherwise free and clear of any other tax, withholding or deduction in its jurisdiction of incorporation, in each case without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or governmental agency or body having jurisdiction over such Subsidiary.

(ff)         Under the current laws and regulations of the Cayman Islands, all dividends and other distributions declared and payable on the Ordinary Shares in cash may be freely transferred out of the Cayman Islands and may be freely converted into United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in the Cayman Islands; and all such dividends and other distributions will not be subject to withholding, value-added or other taxes under the laws and regulations of the Cayman Islands.

(gg)       The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(hh)       The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(ii)          Based on the Company’s current and anticipated operations and composition of its earnings and assets, including the current and expected valuation of its assets, the Company does not expect to be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder for the current taxable year ended December 31, 2011; and the Company has no plans or intentions to become a PFIC in the future.

(jj)          There are no legal or governmental proceedings pending or threatened to which any Group Company is a party or to which any of the properties of any Group Company is subject that are required by the Securities Act and the applicable rules and regulations of the Commission thereunder to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required by the Securities Act and the applicable rules and regulations of the Commission thereunder to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required. The General Disclosure Package contains in all material respects the same description of the foregoing matters contained in the Prospectus.

(kk)        Each Group Company (i) is in compliance with any and all applicable local, domestic and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(ll)          None of the Group Companies has any costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(mm)      None of the Group Companies and their affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent of the Group Companies, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to (A) influence any act or decision of such government official in his official capacity, inducing such government official to do or omit to do any act in violation of the lawful duty of such official, or securing any improper advantage, or (B) to induce such government official to use his influence with a government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in order to assist the Company in obtaining or retaining business for or with, or directing business to, any person; and the Group Companies and their affiliates have conducted their businesses in compliance with applicable anti-corruption laws, and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(nn)       The operations of the Group Companies are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including the applicable anti-money laundering statutes of jurisdictions where the Group Companies conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Group Companies with respect to the Anti-

Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(oo)                     (i) None of the Group Companies or, to the knowledge of each Group Company, any director, officer, employee, agent, affiliate or representative of such Group Company, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)  the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)  located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii)  Each Group Company represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)  to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)  in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)  Each Group Company represents and covenants that for the past 5 years, it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(pp)                     No material labor dispute with the employees of any Group Company exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any Group Company’s principal customers, content providers, suppliers, advertising clients or business partners.

(qq)                     Each Group Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, to its knowledge, customary in the businesses in which it is engaged; none of the Group Companies has been refused any insurance coverage sought or applied for; and none of the Group Companies has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(rr)         The Company has taken, or is in the process of taking, all reasonable steps to comply with, and if so required by any of the relevant PRC government agencies set forth below, will take all reasonable steps to ensure compliance by each of its shareholders, option holders, directors, officers, Directed Share Participants and employees that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the China Securities Regulatory Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or applicable to it in connection with the Company (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each shareholder, option holder, director, officer, employee and Participant that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(ss)        The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange (the “SAFE”) of the PRC on August 8, 2006, including the relevant provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel and the Company understands such legal advice. Except as disclosed in the Registration Statement, General Disclosure Package and Prospectus, the issuance and sale of the Ordinary Shares and the ADSs, the listing and trading of the ADSs on the New York Stock Exchange and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement are not and will not be, as of the date hereof or at Closing Date or an Option Closing Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the PRC Mergers and Acquisitions Rules.

(tt)         The consolidated financial statements (and the notes thereto) of the Company included in the Registration Statement, General Disclosure Package and Prospectus present fairly, in all material respects, the financial position of the Company on a consolidated basis as of the dates indicated, and the results of operations and the cash flows for the periods specified; and (i) such financial statements have been prepared in conformity with U.S. generally accepted accounting principles on a consistent basis throughout the period involved and (ii) PricewaterhouseCoopers Zhong Tian CPAs Limited Company (“PwC”), who have expressed an opinion on the financial statements of the Company based on their audits, are independent auditors with respect to the Company within the meaning of the Securities Act, the Exchange Act and the applicable rules and regulations of the Commission thereunder.

(uu)       The section of the Registration Statement, General Disclosure Package and Prospectus captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” accurately and fairly describes in all material respects (i) the accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments; (ii) the judgments and uncertainties affecting the application of critical accounting policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(vv)       The description set forth in the Registration Statement, General Disclosure Package and Prospectus in the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” of (i) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur and (ii) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by any of the Group Companies such as structured finance entities and special purpose entities that are reasonably likely to have a material effect on the liquidity of the Group Companies, taken as a whole, or the availability thereof or the requirements of the Group Companies for capital resources, is true and correct in all material respects. As used in this subsection, the phrase “reasonably likely” refers to a disclosure threshold lower than “more likely than not.”

(ww)      Except as described in the Registration Statement, General Disclosure Package and Prospectus, each Group Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, General Disclosure Package and Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xx)        The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and which the Company is required to comply with as of the effectiveness of the Registration Statement, and, in respect of provisions of the Sarbanes-Oxley Act that are not then but will later become applicable to it, is actively taking steps to ensure that it will be in compliance with such other provisions of the Sarbanes-Oxley Act when these provisions become applicable to the Company after the effectiveness of the Registration Statement.

(yy)       Each of the Group Companies has filed with all appropriate taxing authorities all income, franchise or other material tax returns required to be filed through the date hereof, and no tax deficiency has been determined adversely to any of the Group Companies which has had (nor does any of the Group Companies have any knowledge of any tax deficiency which, if determined adversely to any of the Group Companies, might individually or in the aggregate have) a Material Adverse Effect.

(zz)        No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the PRC, Cayman Islands, British Virgin Islands or any political subdivision or taxing authority thereof in connection with (1) the execution, delivery or performance of this Agreement or the Deposit Agreement; (2) the issuance, sale or delivery of the Securities to the Underwriters whether in the form of Ordinary Shares or ADSs or (3) the deposit with the Depositary of any Ordinary Shares against the issuance of the corresponding ADSs.

(aaa)      None of the Group Companies nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment. The irrevocable and unconditional waiver and agreement of the Company in this Agreement and the Deposit Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement and the Deposit Agreement is valid and binding under the laws of the PRC and the Cayman Islands.

(bbb)     Any statistical, industry-related and market-related data included in the Registration Statement, General Disclosure Package or Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(ccc)      The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and the PRC. The Company has the power to submit, and pursuant to Section 15 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 15 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, any preliminary prospectus, the General Disclosure Package, the Prospectus, the Registration Statement, the ADS Registration Statement or the offering of the Securities in any New York Court, and service of process in any manner permitted by applicable laws effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 15 hereof.

(ddd)     (A) The courts of the Cayman Islands would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the courts of New York against the Company based upon based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands; and (B) the courts of the PRC would recognize and enforce a final judgment rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein, subject to the conditions and restrictions described under the section of the Registration Statement, General Disclosure Package and Prospectus captioned “Enforceability of Civil Liabilities.” The Company is not aware of any reason why the enforcement in the Cayman Islands or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands or the PRC.

(eee)      There are no contracts, agreements or understandings between the Group Companies and any person that would give rise to a valid claim against the Group Companies or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering, or any other arrangements, agreements, understandings, payments or issuance with respect to the Group Companies or any of their officers, directors, shareholders, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by FINRA.

(fff)        There are no affiliations or associations between (i) any member of FINRA and (ii) any of the Group Companies or any of the Group Companies’ officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date that the Registration Statement was initially filed with the Commission.

(ggg)     The ADSs have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(hhh)     Schedule V hereto contains a true, complete and correct list of all the directors, executive officers and existing shareholders of the Company and the holders of options, restricted shares and restricted share units of the Company that are required to execute a “lock-up” agreement. Each of the persons named on Schedule V other than Morningside China TMT Fund I, L.P., Intel Capital Corporation and Bertelsmann Asia Investments AG has executed a Lock-Up Agreement substantially in the form of Exhibit A hereto (the “Lock-Up Agreement”), except that the lock-up agreement to which Phoenix Satellite Television (B.V.I.) Holdings Limited is a party differs from such form so as to allow Phoenix TV to make available to its shareholders an assured entitlement to a certain number of ADSs as required pursuant to the Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong Limited; each of Morningside China TMT Fund I, L.P., Intel Capital Corporation and Bertelsmann Asia Investments AG has executed a Lock-Up Agreement substantially in the form of Exhibit B hereto. The Company has executed a side letter (the “Depositary Side Letter”) addressed to the Depositary, instructing the Depositary not to accept any deposit of Class A Ordinary Shares in the Company’s ADR facility or issue any new ADSs evidencing any deposit of any Class A Ordinary Shares during the Lock-Up Period, without written instructions from the Company, which written instructions shall not be provided without the prior written consent of Morgan Stanley and Deutsche Bank, provided, however, that the Depositary may accept the deposit of Class A Ordinary Shares that are distributed to Phoenix TV’s shareholders as part of the assured entitlement distribution and may issue new ADSs evidencing the deposit of such Class A Ordinary Shares.

(iii)         The Registration Statement, the Prospectus, the General Disclosure Package and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the General Disclosure Package or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

(jjj)         No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

(kkk)      The Company has not offered, or caused the Designated Underwriter or its affiliates to offer, Securities to any person pursuant to the Directed Share Program with the intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel to the Underwriters in connection with the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.        Representations and Warranties of the Selling Shareholders.  Each Selling Shareholder, severally and not jointly and in respect of itself only, represents and warrants to and agrees with each of the Underwriters that:

(a)          This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b)         The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Shareholder and the Company, as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as such Selling Shareholder’s attorneys-in-fact (each, an “Attorney-in-Fact”) to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, (ii) result in any violation of the provisions of the charter, bylaws or similar constitutive documents of such Selling Shareholder, or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property or assets of such Selling Shareholder, except for such breach or default that would not be reasonably expected to have a Material Adverse Effect on the ability of such Selling Shareholder to perform its obligations hereunder.

(c)          No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property or assets of such Selling Shareholder is required for the execution, delivery and performance of this Agreement, the Custody Agreement or the Power of Attorney by such Selling Shareholder or the consummation by such Selling Shareholder of the transactions contemplated hereby and thereby, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

(d)         Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Securities to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder or a security entitlement in respect of such Securities.

(e)          The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder.

(f)            Upon payment for the Securities to be sold by such Selling  Shareholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee and the crediting of such Securities on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Securities), (A) DTC shall be a “protected purchaser” of such Securities within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Securities and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share register in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(g)         The information pertaining to such Selling Shareholder under the caption “Principal and Selling Shareholders” in the Registration Statement, the General Disclosure Package and Prospectus furnished to the Company in writing by such Selling Shareholder expressly for inclusion therein, did not and do not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h)         Such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering of the Securities, except for such rights as have been waived or which are described in the Registration Statement, General Disclosure Package and Prospectus (and which have been complied with).

(i)             Other than those described in the Registration Statement, the General Disclosure Package and the Prospectus, Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Securities that are to be sold by the Company or any other Selling Shareholder to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company.

(j)             Such Selling Shareholder has the power to submit, and pursuant to Section 15 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of any New York Court and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and such Selling Shareholder has the power to designate, appoint and empower, and pursuant to Section 15 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement or the offering of the Securities in any New York Court, and service of process in any manner permitted by applicable laws effected on such authorized agent will be effective to confer valid personal jurisdiction over such Selling Shareholder as provided in Section 15 hereof.

(k)          Except for this Agreement, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(l)             If such Selling Shareholder was requested to complete a “FINRA Questionnaire”, the written response to such document provided by such Selling Shareholder to counsel for the Underwriters is true, correct and complete in all material respects.

(m)       Such Selling Shareholder represents that it has not prepared or had prepared on its behalf or used or referred to any free writing prospectus and represents that it has not distributed any written materials in connection with the offer or sale of the Securities.

(n)         Such Selling Shareholder has not taken, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(o)         Such Selling Shareholder will not directly or indirectly use the proceeds of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(p)         Such Selling Shareholder has delivered to the Representatives prior to the date of this Agreement a Lock-Up Agreement substantially in the form of Exhibit B hereto, executed by or on behalf of such Selling Shareholder and such agreement is in full force and effect.

Any certificate signed by any Selling Shareholder and delivered to the Representatives or counsel for the Underwriters in connection with the Securities shall be deemed a representation and warranty by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

3.               Agreements to Sell and Purchase.

(a)          Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $[   ] per ADS (the “Purchase Price”) the number of Firm Securities (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the number of Firm Securities to be sold by such Seller as the number of Firm Securities set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Securities.

(b)         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agree to sell to the Underwriters the Additional Securities, and the Underwriters shall have the right to purchase, severally and not jointly, up to 1,915,125 Additional Securities at the Purchase Price. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Securities to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one (1) business day after the written notice is given and may not be earlier than the Closing Date (as defined below) nor later than 10 business days after the date of such notice. Additional Securities may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities. No Additional Securities shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. On each day, if any, that Additional Securities are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Securities (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Securities to be purchased on such Option Closing Date as the number of Firm Securities set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Securities.

(c)          (i) The Company hereby agrees that, without the prior written consent of Morgan Stanley and Deutsche Bank on behalf of the Underwriters, it will not, during the period ending and including the date that is 180 days after the date of the Prospectus (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares, ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares or ADSs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares, ADSs or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Ordinary Shares, ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs.

The restrictions contained in the preceding paragraph shall not apply to (i) the Securities to be sold hereunder, or (ii) the grant or issuance by the Company of options, shares, restricted shares, restricted share units, share appreciation rights, performance units or performance shares under its equity plans in existence as of the date hereof and the shares or other securities issued upon exercise or conversion of any of the foregoing, provided such recipients shall agree in writing for the benefit of the Underwriters, in form and substance satisfactory to the Representatives, to be subject to restrictions identical to those contained in the preceding paragraph.

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Morgan Stanley and Deutsche Bank waive such extension in writing. The Company shall promptly notify the Representatives of any earnings release, news or event that may give rise to an extension of the initial Lock-Up Period.

(ii)  Additionally, the Company agrees that, without the prior written consent of Morgan Stanley and Deutsche Bank, it will not waive any lock-up provisions of any agreements between the Company and any of its stockholders or release any of its stockholders from lock-up agreements between the Company and such stockholders prior to the expiration of the terms of such lock-up provisions or agreements.

4.               Terms of Public Offering. The Sellers are advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement, the ADS Registration Statement and this Agreement have become effective as in the judgment of the Representatives is advisable.  The Sellers are further advised by the Representatives that the Securities are to be offered to the public initially at $[   ] per ADS (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $[   ] per ADS under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[   ] per ADS, to any Underwriter or to certain other dealers.

5.               Payment and Delivery. Payment for the Firm Securities to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the respective accounts of the several Underwriters at [10:00] a.m., New York City time, on [   ], 2011, or at such other time on the same or such other date, not later than [   ], 2011, as shall be designated in writing by the Representatives.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Securities to be sold by any Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Additional Securities for the respective accounts of the several

Underwriters at [10:00] a.m., New York City time, on an Option Closing Date or at such other time on the same or on such other date, in any event not later than [   ], 2011, as shall be designated in writing by the Representatives.

ADSs representing the Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be.  ADSs representing the Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters.  The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Securities to the Underwriters duly paid and (ii) any withholding required by law.

6.               Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date or an Option Closing Date, as the case may be, are subject to the condition that the Registration Statement and the ADS Registration Statement shall have become effective not later than [   ] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)          Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of (i) the Group Companies, taken as a whole, from that set forth in the General Disclosure Package as of the date of this Agreement or (ii) Phoenix TV and its subsidiaries, taken as a whole, from that as of the date of this Agreement that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the Securities on the terms and in the manner contemplated in the General Disclosure Package.

(b)         The Representatives shall have received on the Closing Date or an Option Closing Date, as the case may be,

(i)                             a certificate, dated the Closing Date or an Option Closing Date, as the case may be, and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or an Option Closing Date, as the case may be, provided that the officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or an Option Closing Date, as the case may be; and

(ii)                          a certificate, dated the Closing Date or an Option Closing Date, as the case may be, and signed by the chief financial officer of the Company, to the effect that the operating data in the Registration Statement, the

General Disclosure Package and the Prospectus has been derived from and verified against the Company’s business records, and the chief financial officer has no reason to believe that such data is not true and correct.

(c)          The Representatives shall have received on the Closing Date or an Option Closing Date, as the case may be, a certificate of an Attorney-in-Fact on behalf of the Selling Shareholders, dated the Closing Date or an Option Closing Date, as the case may be, to the effect that the representations and warranties of each Selling Shareholder contained in this Agreement are true and correct as of the Closing Date or an Option Closing Date, as the case may be, and that each Selling Shareholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or an Option Closing Date, as the case may be.

(d)         The Representatives shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Simpson Thacher & Bartlett LLP, U.S. counsel for the Company, dated the Closing Date or an Option Closing Date, as the case may be, in form and substance satisfactory to the Representatives.

(e)          The Representatives shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Zhong Lun Law Firm, PRC counsel for the Company, dated the Closing Date or an Option Closing Date, as the case may be, in form and substance satisfactory to the Representatives.

(f)            The Representatives shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Conyers Dill & Pearman, Cayman Islands counsel for the Company, dated the Closing Date or an Option Closing Date, as the case may be, in form and substance satisfactory to the Representatives.

(g)         The Representatives shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Conyers Dill & Pearman, British Virgin Islands counsel for the Company, dated the Closing Date or an Option Closing Date, as the case may be, in form and substance satisfactory to the Representatives.

(h)         The Representatives shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Minter Ellison Lawyers, Hong Kong counsel for Phoenix TV, dated the Closing Date or an Option Closing Date, as the case may be, in form and substance satisfactory to the Representatives.

(i)             The Representatives shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of DLA Piper UK LLP, U.S. counsel for the Selling Shareholders, dated the Closing Date or an Option Closing Date, as the case may be, in form and substance satisfactory to the Representatives.

(j)             The Representatives shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of DLA Piper UK LLP, Delaware counsel for Intel Capital Corporation, dated the Closing Date or an Option Closing Date, as the case may be, in form and substance satisfactory to the Representatives.

(k)          The Representatives shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Schweiger Advokatur / Notariat, Switzerland counsel for Bertelsmann Asia Investments AG, dated the Closing Date or an Option Closing Date, as the case may be, in form and substance satisfactory to the Representatives.

(l)             The Representatives shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Underwriters, dated the Closing Date or an Option Closing Date, as the case may be, in form and substance satisfactory to the Representatives.

(m)       The Representatives shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Fangda Partners, PRC counsel for the Underwriters, dated the Closing Date or an Option Closing Date, as the case may be, in form and substance satisfactory to the Representatives.

(n)         The Representatives shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of White & Case LLP, counsel for the Depositary, dated the Closing Date or an Option Closing Date, as the case may be, in form and substance satisfactory to the Representatives.

(o)         The Representatives shall have received, on each of the date hereof and the Closing Date or an Option Closing Date, as the case may be, a letter dated the date hereof, the Closing Date or an Option Closing Date, as the case may be, in form and substance satisfactory to the Representatives, from PwC, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(p)         The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and the individuals and entities listed on Schedule V hereto relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.

(q)         The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Ordinary Shares and the issuance of the ADSs in accordance with the Deposit Agreement.

(r)            The Depositary shall have furnished or caused to be furnished to the Representatives a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Ordinary Shares against issuance of the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(s)          The Company shall have delivered to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8BEN or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(t)            The ADSs representing the Shares have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(u)         If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) by [10:00] p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462 Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(v)         The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

(w)       No stop order suspending the effectiveness of the Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(x)           FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(y)         As applicable, on the Closing Date or an Option Closing Date, as the case may be, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters. The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request.

7.               Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)          To furnish to the Representatives, without charge, six signed copies of the Registration Statement and the ADS Registration Statement (including in each case exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement and the ADS Registration Statement (in each case without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the General Disclosure Package, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b)         Before amending or supplementing the Registration Statement, the ADS Registration Statement, the General Disclosure Package or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)          To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(d)         Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)          If the General Disclosure Package is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances at that time, not misleading, or if any event shall occur or condition exist as a result of which the General Disclosure Package conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the General Disclosure Package to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the General Disclosure Package so that the statements in the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances when the General Disclosure Package is delivered to a prospective purchaser, be misleading or so that the General Disclosure Package, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the General Disclosure Package, as amended or supplemented, will comply with applicable law.

(f)            If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities

Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Securities may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)         To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

(h)         To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)             To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(j)             To not release the Depositary from the obligations set forth in, or otherwise amend, terminate, fail to enforce or provide any consent under, the Depositary Side Letter during the Lock-up Period without the prior written consent of each of Morgan Stanley and Deutsche Bank.

(k)          The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus.

(l)             The Company shall (i) take all reasonable and necessary steps to complete the transfer of the “ifeng” trademarks from Phoenix Satellite Television Trademark Limited and the registration of such trademarks with the PRC Trademark Office, (ii) continue to examine the possibility of having the VIEs or Tianying Chuangzhi acquire all or part of the ownership of additional trademarks that are currently licensed from Phoenix Satellite Television Trademark Limited and (iii) have one or both of the VIEs register their own trademarks, so as to serve to comply with the MIIT 2006 Notice, as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(m)       The Company shall comply with the SAFE Rules and Regulations, and if so required by the relevant government agencies, shall take all reasonable steps to ensure compliance by all of its shareholders that are or that are directly or indirectly owned or controlled by PRC residents or PRC citizens with any applicable SAFE Rules and Regulations, including without limitation requesting each such shareholder that is directly or indirectly owned or controlled by a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(n)   The Company will use its best efforts to comply with the Sarbanes-Oxley Act, and use its best efforts to cause its Subsidiaries and VIEs and their respective directors and officers, in their capacities as such, to comply with the applicable provisions of the Sarbanes-Oxley Act.

(o)   The Company will not directly or indirectly use the proceeds of the sale of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of funding activities or business with any government, individual or entity that is the subject of any OFAC-administered sanctions or other Sanctions, or in a manner that would otherwise cause any person (including, without limitation, the Underwriters and the purchasers of the Securities) to violate any U.S. sanctions administered by OFAC or other Sanctions.

(p)   In order to document an exemption to backup withholding with respect to the transactions herein contemplated, the Company agrees to deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8BEN or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

8.     Covenants of the Selling Shareholders.  Each Selling Shareholder, severally and not jointly, covenants with each Underwriter as follows:

(a)   Each Selling Shareholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(b)   In order to document an exemption to backup withholding with respect to the transactions herein contemplated, each of the Selling Shareholders agrees to deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8BEN or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

9.     Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of the obligations of the Company and the Selling Shareholders under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and DLA Piper UK LLP, counsel for the Selling Shareholders, in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the ADS Registration Statement, any preliminary prospectus, the General Disclosure Package, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) the preparation, printing and distribution of one or more versions of the General Disclosure Package and the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters), (v) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by FINRA, (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Securities and all costs and expenses incident to listing the Securities on the New York Stock Exchange, (vii) the cost of printing certificates representing the Securities, (viii) the costs and charges of any transfer agent, registrar or depositary, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and half of the cost of any aircraft chartered in connection with the road show, (x) the document production charges and expenses associated with printing this Agreement, (xi) all reasonable fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program, and (xii) all other costs and expenses incident to the performance of the obligations of the Sellers hereunder for which provision is not otherwise made in this Section.  The Company shall not, however, be required to pay for any costs, expenses or fees incurred by the underwriters other than those set forth in clauses (ii), (iii), (iv), (v) and (xi) above.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

10.      Covenants of the Underwriters.  Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11.      Indemnity and Contribution.  (a) The Company agrees to indemnify and hold harmless each Underwriter, each director, officer, employee, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADS Registration Statement or any amendment thereof, any preliminary prospectus, the General Disclosure Package, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, any “road show” (as defined in Rule 433) not constituting a free writing prospectus or any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Securities under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), or (ii) caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such director, officer, employee, controlling person or affiliate upon demand for any legal or other expenses reasonably incurred by such person in connection with investigating or defending or preparing to defend against any such loss, claim, damage or liability as such expenses are incurred, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, which information is limited to the information set forth in Section 11(h).

(b)   Each of the Selling Shareholders, severally in proportion to the number of ADSs to be sold by such Selling Shareholder hereunder and not jointly, agrees to indemnify and hold harmless each Underwriter, each director, officer, employee, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim); provided, however, that (i) each Selling Shareholder’s agreement to indemnify and hold harmless hereunder shall only apply insofar as such losses, claims, damages and liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement of omission made in reliance upon and in conformity with any information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use under the caption “Principal and Selling Shareholders” in the Registration Statement, the General Disclosure Package and the Prospectus (or any amendment or supplement thereto), and (ii) the liability of each Selling Shareholder’s liability pursuant to this Section 11(b) shall be limited to an amount equal to the net proceeds (after deducting underwriting commission, but before expenses) received by such Selling Shareholder from the sale of its Securities under this Agreement.

(c)   Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either

Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the General Disclosure Package, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Company and its directors, officers who sign the Registration Statement and each such controlling person for any legal or other expenses reasonably incurred by such persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage or liability upon demand as such expenses are incurred, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for inclusion therein, which information is limited to the information set forth in Section 11(h).

(d)   In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a) or 11(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives.  In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company.  In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)   To the extent the indemnification provided for in Section 11(a) or 11(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Securities.  The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Securities they have purchased hereunder, and not joint. The liability of each Selling Shareholder under the contribution agreement contained in this Section 11(e) shall be limited to an amount equal to the net proceeds (after deducting underwriting commission, but before expenses) received by such Selling Shareholder from the sale of its Securities under this Agreement; the Selling Shareholders’ obligations to contribute pursuant to this Section 11 are several in proportion to the number of Securities sold by each of them pursuant to this Agreement and not joint.

(f)    The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)   The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Sellers contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

(h)   The Underwriters severally confirm and the Sellers severally acknowledge and agree that (i) the concession per ADS amount set forth in the third paragraph and (ii) the seventh paragraph relating to the total expenses of the offering, the thirteenth paragraph relating to stabilization and short positions, the seventeenth paragraph relating to the respective addresses of the Representatives and the eighteenth paragraph relating to the electronic offer, sale and distribution of ADSs, in each case appearing under the caption “Underwriting” in, and the statements regarding delivery of shares by the Underwriters set forth on the cover page of, the preliminary prospectus dated April 27, 2011 and the Prospectus constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any preliminary prospectus, the General Disclosure Package, any other issuer free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus or any amendment or supplement thereto.

12.   Directed Share Program Indemnification.  (a) The Company agrees to indemnify and hold harmless Morgan Stanley & Co. International plc (“Morgan Stanley”), each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning of Rule 405 of the Securities Act (“DSP Administrator”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of DSP Administrator.

(b)   In case any proceeding (including any governmental investigation) shall be instituted involving the DSP Administrator in respect of which indemnity may be sought pursuant to Section 12(a), the DSP Administrator seeing indemnity, shall promptly notify the Company in writing and the Company, upon request of the DSP Administrator, shall retain counsel reasonably satisfactory to the DSP Administrator to represent the DSP Administrator and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, the DSP Administrator shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such DSP Administrator unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the DSP Administrator and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Company shall not, in respect of the legal expenses of the DSP Administrator in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for the DSP Administrator.  Any such separate firm for the DSP Administrator shall be designated in writing by the DSP Administrator.  The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the DSP Administrator from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time the DSP Administrator shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the DSP Administrator in accordance with such request prior to the date of such settlement.  The Company shall not, without the prior written consent of the DSP Administrator, effect any settlement of any pending or threatened proceeding in respect of which the DSP Administrator is or could have been a party and indemnity could have been sought hereunder by such DSP Administrator, unless such settlement (i) includes an unconditional release of the DSP Administrator from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(c)   To the extent the indemnification provided for in Section 12(a) is unavailable to the DSP Administrator or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the DSP Administrator thereunder, shall contribute to the amount paid or payable by the DSP Administrator as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the DSP Administrator on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 12(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 12(c)(i) above but also the relative fault of the Company on the one hand and of the DSP Administrator on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the DSP Administrator on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the DSP Administrator for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares.  If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the DSP Administrator on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the DSP Administrator and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d)   The Company and the DSP Administrator agree that it would not be just or equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the DSP Administrator were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 12(c).  The amount paid or payable by the DSP Administrator as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the DSP

Administrator in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 12, the DSP Administrator shall not be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that the DSP Administrator has otherwise been required to pay.  The remedies provided for in this Section 12 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e)   The indemnity and contribution provisions contained in this Section 12 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the DSP Administrator or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

13.   Termination.  The Underwriters may terminate this Agreement by notice given by the Representatives to the Sellers, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market or Hong Kong Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the PRC or the Cayman Islands shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or PRC, Cayman Islands or Hong Kong authorities or (v) there shall have occurred any outbreak or escalation of hostilities or a declaration of a national emergency or war by the United States, the PRC or the Cayman Islands, or any change in financial markets, currency exchange rates or controls or any calamity or crisis or a material adverse change in general economic, political or financial conditions that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the General Disclosure Package or Prospectus.

If this Agreement shall be terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 9 hereof, and Sections 11, 12, 15, 16 and 21 shall survive such termination and remain in full force and effect.

14.   Defaulting Underwriters. If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Securities set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 14 by an amount in excess of one-ninth of such number of Securities without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Securities and the aggregate number of Firm Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Securities to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and the Selling Shareholders for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders.  In any such case either the Representatives or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the General Disclosure Package, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Securities and the aggregate number of Additional Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Securities to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Securities to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to the Sellers for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder, and Sections 9, 11, 12, 15, 16 and 21 shall survive such termination and remain in full force and effect.

15.   Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

16.   Submission to Jurisdiction; Appointment of Agent for Service. (a) Each of the Sellers irrevocably submits to the exclusive jurisdiction of any New York State or United States Federal court sitting in the Borough of Manhattan in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the General Disclosure Package, the Prospectus, the Registration Statement, the ADS Registration Statement or the offering of the Securities. Each of the Sellers irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that any Seller has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each of the Sellers irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding. Each of the Underwriters and the Sellers (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) irrevocably waives to the fullest extent permitted by applicable law any right it may have to a trial by jury in any suit, action or proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

(b)         Each of the Sellers hereby irrevocably appoints Law Debenture Corporate Services Inc., with offices at 400 Madison Avenue, 4th Floor, New York, New York 10017, the United States of America, as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any manner permitted by applicable laws in any such suit, action or proceeding may be made upon it at the office of such agent. Each of the Sellers waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Sellers represents and warrants that such agent has agreed to act as its agent for service of process, and each of the Sellers agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect for a period of not less than seven years from the date of this Agreement.

17.      Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of each of the Sellers with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, each of the Sellers agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company or such Selling Shareholder, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

18.      Foreign Taxes. All payments made by the Company and each Selling Shareholder under this Agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Cayman Islands, the PRC or any political subdivision or any taxing authority thereof or therein unless the Company or such Selling Shareholder is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company or such Selling Shareholder, severally and not jointly, will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Underwriter and each person controlling any Underwriter, as the case may be, of the amounts that would otherwise have been receivable in respect thereof, except to the extent such taxes, duties, assessments or other governmental charges are imposed or levied by reason of such Underwriter’s or controlling person’s being connected with the Cayman Islands or the PRC other than by reason of its being an Underwriter or a person controlling any Underwriter under this Agreement.

19.      Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Sellers, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the General Disclosure Package, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b)         The Sellers acknowledge that in connection with the offering of the Securities: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Sellers or any other person, (ii) the Underwriters owe the Sellers only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Sellers. The Sellers waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

20.      Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

21.      Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

22.      Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

23.      Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives (i) Morgan Stanley & Co. International plc, 25 Cabot Square, Canary Wharf, London E14 4QA, United Kingdom, attention of Head of Capital Markets, with a copy to the Legal Department, (ii) Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, attention of the Syndicate Manager, 4th Floor, with a copy to the General Counsel, 36th Floor, and (iii) Macquarie Capital (USA) Inc., 125 West 55th

Street, New York, New York 10019, attention of Syndicate, with a copy to Legal; if to the Company shall be delivered, mailed or sent to Fusheng Building Tower 2, 16th Floor, 4 Hui Xin Dong Jie, Chaoyang District, Beijing 100029, the People’s Republic of China, attention of Qianli Liu, Chief Financial Officer; and if to the Selling Shareholders shall be delivered, mailed or sent to the applicable party set forth in Schedule II hereto.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

Very truly yours,

PHOENIX NEW MEDIA LIMITED

By:
Name:
Title:

[Signature page to Underwriting Agreement]

Very truly yours,

Intel Capital Corporation

By:
Name:
Title:

Bertelsmann Asia Investments AG

By:
Name:
Title:

[Signature page to Underwriting Agreement]

Accepted as of the date hereof

Morgan Stanley & Co. International plc

Deutsche Bank Securities Inc.

Macquarie Capital (USA) Inc.

Acting severally on behalf of themselves and the several Underwriters named in Schedule I Hereto

By:	Morgan Stanley & Co. International plc

By:
Name:
Title:

By:	Deutsche Bank Securities Inc.

By:
Name:
Title:

By:
Name:
Title:

By:	Macquarie Capital (USA) Inc.

By:
Name:
Title:

By:
Name:
Title:

[Signature page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Securities To Be Purchased

Morgan Stanley & Co. International plc
Deutsche Bank Securities Inc.
Macquarie Capital (USA) Inc.
Cowen and Company, LLC
China International Capital Corporation Hong Kong Securities Limited
Total:	12,767,500

I-1

SCHEDULE II

Seller	Number of Firm Securities To Be Sold	Number of Additional Securities To Be Sold

Company	11,500,000	1,915,125
Intel Capital Corporation	975,000	0
Bertelsmann Asia Investments AG	292,500	0
Total:	12,767,500	1,915,125

II-1

SCHEDULE III

General Disclosure Package

1.                                       Preliminary Prospectus issued April 27, 2011

2.                                       [The free writing prospectus dated [   ], 2011 filed by the Company under Rule 433(d) of the Security Act (relating to [   ])]

3.                                       Final Term Sheet attached hereto as Exhibit C

III-1

SCHEDULE IV

Subsidiaries and VIEs

Subsidiaries

1.             Phoenix Satellite Television Information Limited

2.             Phoenix New Media (Hong Kong) Company Limited

3.             Fenghuang On-Line (Beijing) Information Technology Co., Ltd.

4.             PHOENIXi Investment Limited

5.             PHOENIXi INC

6.             Guofeng On-line (Beijing) Information Technology Co., Ltd.

VIEs

7.             Yifeng Lianhe (Beijing) Technology Co., Ltd.

8.             Beijing Tianying Jiuzhou Network Technology Co., Ltd.

Other

9.             Beijing Tianying Chuangzhi Advertising Co., Ltd.

IV-1

SCHEDULE V

List of Persons and Entities subject to Lock-up

1.	Phoenix Satellite Television (B.V.I.) Holding Limited
2.	Morningside China TMT Fund I, L.P.
3.	Intel Capital Corporation
4.	Bertelsmann Asia Investments AG
5.	Kou Zhipeng
6.	LAN Bo
7.	WANG Cheng
8.	LIU Dan
9.	KE Wenxing
10.	XU Xinxin
11.	WU Zhaohui
12.	HAN Xu
13.	ZHOU Xiaolei
14.	SUN Yanna
15.	HUANG Rui
16.	XIA Minghua
17.	XU Xueling
18.	ZHANG Wei
19.	ZHANG Xueqin
20.	CHEN Tao
21.	ZHANG Jiantao
22.	YANG Guang
23.	SHU Yan
24.	WU Le
25.	LI Ya
26.	LIU Shuang
27.	LIU Kexin
28.	WANG Yulin
29.	CHEN Ming
30.	WU Huapeng
31.	ZOU Ming
32.	LIU Xin
33.	LI Honglei
34.	QUE Rongsheng
35.	LI Bifen
36.	SHANG Xiaowei
37.	SHI Xueyi
38.	LIU Jia
39.	LV Xiaojing
40.	LIU Qianli
41.	JIN Ling
42.	LIU Shu

V-1

43.	QIAO Haiyan
44.	HUANG Xiaoyan
45.	CHEN Su
46.	FU Sihang
47.	ZHANG Xianfeng
48.	CHEN Zhihua
49.	LUO Di
50.	ZHU Zinan
51.	WANG Wei
52.	Keung CHUI
53.	HE Daguang
54.	LIU Qin
55.	YEUNG Ke Keung
56.	Carson WEN
57.	Jerry J. ZHANG

V-2

EXHIBIT A

[FORM OF LOCK-UP LETTER]

, 2011

Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London E14 4QA

United Kingdom

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

United States

Macquarie Capital (USA) Inc.

125 West 55th Street

New York, New York 10019

United States

As Representatives of the several Underwriters

Re:          Phoenix New Media Limited—Lock-up Letter

Ladies and Gentlemen:

As an inducement to Morgan Stanley & Co. International plc (“Morgan Stanley”), Deutsche Bank Securities Inc. (“Deutsche Bank”) and Macquarie Capital (USA) Inc., as representatives of the several Underwriters, to execute an Underwriting Agreement (the “Underwriting Agreement”), pursuant to which a public offering of up to [   ] American depositary shares (“ADSs”), representing Class A ordinary shares, par value $0.01 per share, of Phoenix New Media Limited thereto (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any ADSs or ordinary shares or securities convertible into or exchangeable or exercisable for any ADS or ordinary shares, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of ADSs or ordinary shares, whether any such aforementioned transaction is to be settled by delivery of ADSs or ordinary shares or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Morgan Stanley and Deutsche Bank. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and Deutsche Bank, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any ADSs or ordinary shares or any security convertible into or exercisable or exchangeable for the ADSs or ordinary shares.

The initial Lock-Up Period will commence on the date of the final prospectus used to sell the ADSs representing the Class A ordinary shares (the “Public Offering Date”) and continue and include the date 180 days after the Public Offering Date pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless Morgan Stanley and Deutsche Bank waive, in writing, such an extension.

The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Any ADSs or ordinary shares received upon exercise of options granted to the undersigned will also be subject to this Agreement. Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s ADSs or ordinary shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of the ADSs or ordinary shares if such transfer would constitute a violation or breach of this Agreement.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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Very truly yours,

Name: (1)

By:
Name: (2)
Title:

(1)  If the locked-up party is a natural person.

(2)  If the locked-up party is an entity

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EXHIBIT B

[FORM OF LOCK-UP LETTER FOR SERIES A PREFERRED SHAREHOLDERS]

, 2011

Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London E14 4QA

United Kingdom

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

United States

Macquarie Capital (USA) Inc.

125 West 55th Street

New York, New York 10019

United States

As Representatives of the several Underwriters

Re:          Phoenix New Media Limited—Lock-up Letter

Ladies and Gentlemen:

As an inducement to Morgan Stanley & Co. International plc (“Morgan Stanley”), Deutsche Bank Securities Inc. (“Deutsche Bank”) and Macquarie Capital (USA) Inc., as representatives (the “Representatives”) of the several Underwriters, to execute an Underwriting Agreement (the “Underwriting Agreement”), pursuant to which a public offering of up to [   ] American depositary shares (“ADSs”), representing Class A ordinary shares, par value $0.01 per share, of Phoenix New Media Limited thereto (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any ADSs or ordinary shares or securities convertible into or exchangeable or exercisable for any ADS or ordinary shares (“Lock-Up Securities”), enter into a transaction which would have the same effect, or enter into any arrangement that transfers, in whole or in part, any of the economic consequences of ownership of ADSs or ordinary shares, whether any such aforementioned transaction is to be settled by delivery of ADSs or ordinary shares or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction or other arrangement, without, in each case, the prior written consent of Morgan Stanley and Deutsche Bank; provided, however, that the foregoing shall not preclude the undersigned from engaging in any transaction in the securities of another company in the same sector or in a similar sector as that of the Company. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and Deutsche Bank, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any ADSs or ordinary shares or any security convertible into or exercisable or exchangeable for the ADSs or ordinary shares.

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The initial Lock-Up Period will commence on the date of the final prospectus used to sell the ADSs representing the Class A ordinary shares (the “Public Offering Date”) and continue and include the date 180 days after the Public Offering Date pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the material news or the occurrence of material event (“Lock-Up Extension”), as applicable, unless Morgan Stanley and Deutsche Bank waive, in writing, such an extension; provided, however, that if NASD Rule 2711 or such later rule adopted by Financial Industry Regulatory Authority, Inc. related to extension of lock-up agreements in connection with the issuance of research reports (collectively, the “SRO Rules”) applies to the Representatives with respect to the public offering and there are any amendments or revisions to the SRO Rules reducing or removing the number of days required for lock-up extensions prior to or at the time of the expiration of the Lock-Up Period, the Lock-Up Extension shall be reduced to a number of days not to exceed the number of days set forth in the then effective SRO Rules or to zero if there is no extension requirement in the then effective SRO Rules at the time of the expiration of the Lock-Up Period.

The undersigned further agrees that, prior to engaging in any transaction or taking any other action (a “Transaction”) that is subject to the terms of this Lock-Up Agreement (this “Agreement”) during the period from the date of this Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice (a “Notice”) thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation (a “Written Confirmation”) from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired; provided, that, if the Company has not provided a Written Confirmation to the undersigned within three (3) business days after receipt of a Notice, the undersigned shall be permitted to engage in the Transaction.  As used in this letter, a “business day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the People’s Republic of China are generally authorized or obligated by law or executive order to close.

Any ADSs or ordinary shares received upon exercise of options granted to the undersigned will also be subject to this Agreement. Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s ADSs or ordinary shares without the prior written consent of Morgan Stanley and Deutsche Bank, provided that (1) each donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein for the balance of the lock-up period, and (2) any such transfer shall not involve a disposition for value:

(i)                                     as a bona fide gift or gifts;

(ii)                                  to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iii)                               as a distribution to limited partners or stockholders of the undersigned; or

(iv)                              to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

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Furthermore, the undersigned may sell ADSs of the Company purchased by the undersigned on the open market following the Public Offering Date if and only if (i) such ADSs are not required to be promptly reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

If, prior to the expiration of the lock-up period, Morgan Stanley and Deutsche Bank consent on behalf of the Underwriters to release any ordinary shares, ADSs or other securities exchangeable or convertible into ordinary shares held by any directors, officers and holders of 1% or more of any class of securities of the Company from the restrictions of any lock-up arrangement similar to that set forth in this Agreement (any such release being a “Triggering Release” and such party receiving such release a “Triggering Release Party”), then a number of Lock-Up Securities subject to this Agreement shall also be released from the restrictions hereof on a pro rata basis, such number of securities being the total number of securities held by the undersigned on the date of the Triggering Release that are subject to this Agreement multiplied by a fraction, the numerator of which shall be the number of securities released pursuant to the Triggering Release and the denominator of which shall be the total number of securities held by the Triggering Release Party on such date. The Company shall notify the undersigned in writing of any Triggering Release within three (3) business days thereafter.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of the ADSs or ordinary shares if such transfer would constitute a violation or breach of this Agreement.

Notwithstanding anything herein to the contrary, if (i) the closing of the public offering has not occurred on or prior to the earlier of (x) the 30th day following the execution of the Underwriting Agreement by all parties thereto, or (y) June 30, 2011, or (ii) the Underwriting Agreement has been terminated for any reason, then, this Agreement shall terminate and be of no further force or effect.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows]

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Very truly yours,

Name of Shareholder

By:
Name:
Title:

EXHIBIT C

FINAL TERM SHEET